UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

The AZEK Company Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39322	90-1017663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 W Fulton Street 350 Chicago, Illinois		60607
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 275-2935

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AZEK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting (as defined below), upon the recommendation of the Board of Directors, the stockholders of the Company approved an amendment to the Company’s restated certificate of incorporation (the “Charter Amendment”) to add a provision exculpating certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law. As a result, the Company filed a Certificate of Amendment setting forth the Charter Amendment (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on March 1, 2023. The Certificate of Amendment became effective upon filing. Following the filing of the Certificate of Amendment, the Company filed the Second Restated Certificate of Incorporation (the “Second Restated Certificate”), which restated and integrated, but did not further amend, the restated certificate of incorporation, with the Secretary of State of the State of Delaware on March 1, 2023. The Second Restated Certificate became effective upon filing.

The foregoing summary of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to (i) the description of the Charter Amendment set forth under the headings “Proposal No. 4: Approval of Amendment to our Restated Certificate of Incorporation to Limit the Liability of Certain Officers of the Company as Permitted by Recent Amendments to Delaware Law” of the Company’s definitive proxy statement as filed with the U.S. Securities and Exchange Commission on January 17, 2023 and (ii) the Certificate of Amendment and the Second Restated Certificate, copies of which are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 28, 2023, the Company held its annual meeting of stockholders (the “Annual Meeting”). A total of 144,611,172 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting, representing approximately 96% of the shares outstanding and entitled to vote at the Annual Meeting, thus providing a quorum.

The final voting results are as follows:

Proposal No. 1: Election of Gary Hendrickson, Howard Heckes, Bennett Rosenthal and Jesse Singh to the Company’s Board of Directors

The Company’s stockholders elected Messrs. Hendrickson, Heckes, Rosenthal and Singh to serve on the Company’s Board of Directors as Class III directors for a one-year term expiring at the Company’s annual meeting in 2024 by the votes indicated below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gary Hendrickson	135,258,241	3,059,650	6,293,181
Howard Heckes	135,547,957	2,769,934	6,293,181
Bennett Rosenthal	135,283,870	3,034,021	6,293,181
Jesse Singh	136,015,560	2,302,331	6,293,181

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023 was approved by the votes indicated below. There were no broker non-votes on this proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
144,422,786	180,094	8,292	0

Proposal No. 3: Advisory Vote on Executive Compensation

The Company’s stockholders approved the Company’s executive compensation by the votes indicated below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
129,106,413	9,170,750	40,828	6,293,181

Proposal No. 4: Approval of Amendment to Restated Certificate of Incorporation to Limit the Liability of Certain Officers of the Company as Permitted by Recent Amendments to Delaware Law

The Company’s stockholders have approved an amendment to the Company’s certificate of incorporation to add a provision exculpating certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law. The amendment is described in Item 5.03 of this Form 8-K and such description is incorporated herein by reference.

Votes For	Votes Against	Abstentions	Broker Non-Votes
118,414,933	19,601,718	301,340	6,293,181

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of The AZEK Company Inc.
3.2	Second Restated Certificate of Incorporation of The AZEK Company Inc. dated March 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The AZEK Company Inc.

Date: March 1, 2023	By:	/s/ Morgan Walbridge
Morgan Walbridge
Senior Vice President and Chief Legal Officer

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